UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                            -------------------------

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 13, 1997

                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)



     DELAWARE                       1-11961                   76-0423828
(State of Incorporation)   (Commission File Number)        (I.R.S. Employer
                                                          Identification No.)

      1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX               77056
         (Address of principal executive offices)             (Zip Code)

                                 (281) 556-7400
              (Registrant's telephone number, including area code)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   On November 13 and 20, 1997, Carriage Services, Inc., through its wholly owned subsidiaries (collectively referred to as "the Company"), completed a series of significant acquisitions involving seven funeral homes and three cemeteries. These included the Company's acquisition of substantially all of the operating assets of Sidun Funeral Group, Inc., which operated four funeral homes in New Jersey; the Company's merger with Forest Lawn/Evergreen Management Corp., which owned and operated three cemeteries and one funeral home in Panama City, Florida and one funeral home in Fort Walton Beach, Florida; and the Company's acquisition of substantially all of the operating assets of Kent-Thornton Funeral Home, Inc., which owned and operated one funeral home in Dothan, Alabama. These mergers and acquisitions are referred to as the "Acquired Businesses". Total consideration for the Acquired Businesses consisted of 382,353 shares of the Company's Class A Common Stock, cash of approximately $21,800,000, and deferred purchase price having a present value of approximately $5,100,000. The cash portion of the purchase consideration was made available through the Company's existing credit facility. The consideration was determined through negotiations between the Company and representatives of the Acquired Businesses. In connection with these transactions, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Businesses. The mergers and acquisitions will be accounted for under the purchase method of accounting for financial reporting purposes.

   On November 21, 1995, the Company acquired through acquisition Raley-McCracken Funeral Home in Cullman, Alabama, of which 40% was owned by the shareholders of Forest Lawn/Evergreen Management Corp. In connection with that acquisition of Raley-McCracken Funeral Home, the Company entered into a noncompete agreement with one of the shareholders of Forest Lawn/Evergreen Management Corp. Except for the previously described acquisition of Raley-McCracken Funeral Home, the Company is not aware of any pre-existing material relationships between (i) the Acquired Businesses or any if its shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

   The Company also completed the merger or acquisition of several other businesses (the "Other Acquisitions") since January 31, 1997. None of the Other Acquisitions (other than the ones previously filed on Form 8K) is believed to be individually material to the results of operations or financial condition of the Company. However, the mergers and acquisitions with the Acquired Businesses and the acquisition of the Other Acquisitions may require the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(i) and 11-01(c) of Regulation S-X to the extent such businesses would collectively constitute a "significant subsidiary" under such Rules.

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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (a) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

       The Company believes that it is impractical to provide financial statements of the Acquired Businesses on the date of this filing, and will, if required, file such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

   (b) PRO FORMA FINANCIAL INFORMATION

       The Company believes that it is impractical on the date of this filing to provide pro forma financial information reflecting the Company's acquisitions, and the Company will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

   (c) EXHIBITS.        None

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
                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          CARRIAGE SERVICES, INC.


Dated:  November 26, 1997             By: /s/ THOMAS C. LIVENGOOD
                                          -----------------------
                                          Thomas C. Livengood
                                          Executive Vice President and
                                          Chief Financial Officer

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